Exhibit 99.1

Vsource®Announces Results for
Second Quarter ending July 31, 2004

LA JOLLA, Calif. - Sept 10, 2004 - Vsource, Inc. (OTCBB: VSCE), an innovative leader in providing customized global business process outsourcing (BPO) services to clients worldwide, today announced its financial results for its second quarter ending July 31, 2004.

Revenue for Q2 2004 totaled $4.06 million, compared to $4.83 million for Q2 2003, which amount included revenue of $0.3 million from Team America, Inc., which was subsequently written off as bad debt following Team America's Chapter 11 proceedings. The company reported a net loss available to common shareholders of $5.27 million or $2.60 per basic share for Q2 2004. Net loss available to common shareholders during the period included a loss from discontinued operations of $0.49 million and non-cash charges of $3.62 million from deemed non-cash dividends to preferred shareholders. Excluding the deemed dividend, Vsource's net loss was $1.65 million in Q2 2004, or $0.81 per basic share in Q2 2004. The company recorded a deemed dividend of $2.86 million in Q2 2003, when it reported a net loss available to common shareholders of $4.55 million or $2.43 per basic share.

As announced previously, the company discontinued the non-profitable human capital management solutions segment through the sale of Vsource (Texas), Inc, a wholly owned subsidiary which was primarily engaged in the segment. For Q2 2004, loss from discontinued operations totaled $0.49 million.

The company's earnings before interest, taxes, depreciation and amortization, adjusted to exclude deemed non-cash dividends to preferred shareholders of $3.62 million ("Adjusted EBITDA") was a loss of $1.04 million for Q2 2004, compared with Adjusted EBITDA loss of $1.11 million, adjusted to exclude non-cash stock compensation charges of $0.04 million and deemed non-cash dividends to preferred shareholders of $2.86 million for Q2 2003. Adjusted EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in the notes to the consolidated financial statements included in this release. Net cash at the end of Q2 2004 totaled $4.3 million, compared to $1.3 million as of the end of the last fiscal year, showing the addition of proceeds of approximately $9.5 million from the disposal of 39% of the equity interest in Vsource Asia to Symphony House Berhad and other investors in Q1 2004 and the cash used in operations in Q1 and Q2 2004.

Vsource Chairman and Chief Executive Officer, Phil Kelly commented, "In Q2 2004, we made substantial progress in building our base for recurring revenue with the addition of several new multi-national clients and enjoyed continued success in building on existing relationships through expanded contractual services. Specifically, during the quarter we added two new banking clients, three new insurance clients, one new client in transportation services and signed four new contracts with existing clients. Implementation of each of these contracts has begun and services will commence in Q3 and Q4 of this year, depending on the contract."

Mr. Kelly continued: "In addition, last week we announced that we intend to initiate an exchange offer to holders of our preferred stock which our board of directors believes will simplify our cumbersome and complex capital structure by greatly reducing, or even eliminating, Vsource's preferred stocks' liquidation preference and removing the put right held by holders of our Series 4-A preferred stock, which issues we believe have created future financial uncertainty that has deterred some prospective financing sources and clients. We have also learned that holders of preferred stock participating in the exchange offer will be receiving a cash offer from Symphony House Berhad for securities which they receive in the exchange offer. I direct interested persons to an information statement that we filed with the Securities and Exchange Commission for further detail on these transactions."

Vsource, Inc. Consolidated Statements of Income (in thousands, except per share data)

	Three months ending July 31,
	2004	2003

Revenues	$4,064	$4,826
Operating Expenses
Cost of revenue	2,676	2,768
Selling, general and administrative	2,779	3,726
Amortization of stock-based compensation expense	-	38

Total expenses	5,455	6,532
Operating loss	(1,391)	(1,706)
Interest income, net	4	10
Minority interest in loss of a subsidiary	218	-
Net loss from continuing operations before taxation	$(1,169)	$(1,696)
Taxation	4	-
Net loss from continuing operations after taxation	$(1,165)	$(1,696)
Discontinued operations:
Loss from discontinued operations (including loss on disposal of $162,000)	$(486)	$-
Net loss	$(1,651)	$(1,696)
Non-cash deemed dividend to preferred shareholders (1)	$(3,623)	$(2,856)
Net loss available to common shareholders	$(5,274)	$(4,552)

Loss per share available to common shareholders :
Basic loss per share from continuing operations	$(2.36)	$(2.43)
Basic loss per share from discontinuing operations	$(0.24)	$-
	$(2.60)	$(2.43)
Weighted average number of common shares outstanding
Basic	2,026	1,872
Earnings before interest, taxes, depreciation ∓ amortization excluding non-cash stock compensation expense (" Adjusted EBITDA") (2)	$(1,045)	$(1,110)
Adjusted EBITDA margin (3)%	(25.7)%	(23.0)

(1)	Non-cash deemed dividend for preferred shareholders associated with the exchange of Series 2-A convertible preferred stock and warrants for Series 4-A convertible preferred stock; and amortization of beneficial conversion feature and accretion of redemption value of Series 4-A convertible preferred stock

(2) Reconciliation of Net loss to Adjusted EBITDA
	Three months ended July 31,
	2004	2003

Net loss	$(1,651)	$(1,696)
Add:

Interest income, net	(4)	(10)
Depreciation and amortization	606	558
Amortization of stock-based compensation expense	-	38
Taxes	4	-
Adjusted EBITDA	$(1,045)	$(1,110)
(3) Adjusted EBITDA margin is Adjusted EBITDA divided by Revenues

Vsource, Inc. Consolidated Balance Sheets (in thousands)
	July 31, 2004	January 31, 2004
Assets
Current assets:
Cash	$4,279	$1,322
Restricted cash	329	473
Accounts receivable, net	1,933	1,062
Inventories	160	207
Prepaid expenses	283	475
Other current assets	2,053	2,129
Promissory note receivable	46	--
Current assets - discontinued operations	--	149

Total current assets	9,083	5,817

Property and equipment, net	3,420	4,348
Restricted cash, non current	599	599
Non current assets - discontinued operations	--	70
Total assets	$13,102	$10,834

Liabilities, Preferred stock and Shareholders' deficit
Current liabilities:
Accounts payable	$1,628	$2,256
Accrued expenses	3,233	5,090
Advance from customers	316	906
Current liabilities - discontinued operations	--	298
Total current liabilities	5,177	8,550

Minority interest	1,395	--
Preferred stock	25,909	18,875
Shareholders' deficit	(19,379)	(16,591)
Total Liabilities, Preferred stock and Shareholders' deficit	$13,102	$10,834

Non-GAAP Financial Measures

This release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, Vsource has provided reconciliation within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Adjusted EBITDA has been presented in this release in order to assist in the analysis of the operating profitability of the company because the company believes this form of measurement eliminates the effects of non-operating expenses and non-cash charges such as beneficial conversion feature expense, stock-based compensation and depreciation and amortization. Management reviews this form of measurement monthly. Vsource has consistently provided this measurement in previous releases and therefore has provided a consistent basis for comparison between quarters, which the company believes is useful to investors and other interested persons.

VSOURCE HAS FILED AN INFORMATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH IS AVAILABLE FOR NO CHARGE AT THE SEC'S WEBSITE, WWW.SEC.GOV. VSOURCE ANTICIPATES THAT IT WILL BE FILING AN EXCHANGE OFFERING CIRCULAR NEXT WEEK. UPON FILING, THE EXCHANGE OFFERING CIRCULAR WILL ALSO BE AVAILABLE FOR NO CHARGE AT THE SEC'S WEBSITE AT WWW.SEC.GOV. THE EXCHANGE OFFER CIRCULAR (INCLUDING THE INFORMATION STATEMENT, THE LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE EXCHANGE OFFER.

About Vsource

Vsource, Inc., headquartered in La Jolla, Calif., provides customized global business process outsourcing (BPO) services to clients worldwide. Under Vsource Client Outsourcing Solutions (COS), Vsource delivers superior BPO solutions to Fortune 500 and Global 500 organizations. Vsource COS include: Human Resource Solutions, Warranty Solutions, Sales Solutions, and Vsource Foundation SolutionsTM, which include Customer Relationship Management (CRM), Financial Services, Travel and Expense Claims, and Supply Chain Management (SCM). Vsource solutions are currently utilized by some of the world's most admired companies, including: ABN-AMRO, Agilent Technologies, EMC2, FedEx, Network Appliance, Haworth, and Gateway. For more information, log on to: www.vsource.com.

Forward Looking Statements: Some of the statements in this release and other oral and written statements made by us from time to time to the public constitute forward-looking statements. These forward-looking statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, without limitation, statements with respect to anticipated future operating and financial performance, introduction of services and growth opportunities expected or anticipated to be realized by management. Vsource disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Factors that could cause or contribute to such differences include, but are not limited to, heavy reliance on a small number of major clients, a potential requirement to redeem our Series 4-A convertible preferred stock if we fail to meet certain conditions by March 31, 2006, the new and unproven market for business process outsourcing services internationally, long cycles for sales of our solutions, complexities involved in implementing and integrating our services, fluctuations in revenues and operating results, economic and infrastructure disruptions, dependence on a small number of vendors and service providers, management of acquisitions, litigation and competition. Other factors that may affect these statements are identified in our previous filings with the Securities and Exchange Commission.

Vsource is a registered trademark of Vsource, Inc. Vsource Foundation Solutions is a trademark of Vsource, Inc.

Fortune, Fortune 500 and Global 500 are registered trademarks of Time Inc. Vsource disclaims any proprietary interest in the marks and names of others.

Vsource Media Relations Contact:
Jim Higham
Tel: 858.551.2920
Fax: 858.456.4878
Jim_Higham@vsource.com

###